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                                                                     EXHIBIT 23

             Consent of Independent Certified Public Accountants




We consent to the incorporation by reference in Registration Statement No. 33-11021 on From S-3 dated December 22, 1986, in Registration Statement No. 33-28010 on Form S-3 dated April 7, 1989, in Registration Statement No. 33-31747 on Form S-8 dated October 30, 1989, in Registration Statement No. 33-69206 on Form S-8 dated May 18, 1993 of Knight-Ridder, Inc. and in the related Prospectuses, of our report dated January 29, 1997, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended December 29, 1996.

                                                          /s/ Ernst & Young LLP
                                                          ---------------------

Miami, Florida
March 10, 1997









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